UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

September 30, 2004

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Merger Agreement

On September 30, 2004, LSG Acquisition Corporation (“LSG”), a wholly owned subsidiary of Atmos Energy Corporation (the “Company”), entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated June 17, 2004 (the “Merger Agreement”), by and between LSG and TXU Gas Company (“TXU Gas”). The Merger Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2004.

The Amendment amended the Merger Agreement to recognize the conversion of TXU Gas from a corporation to a limited partnership, to provide for up to a $20 million reduction in the merger consideration to permit the granting of past service credit to TXU Gas employees transitioned to the Company under the Company’s Retiree Medical Plan, to revise the arrangements under which transition services would be provided by TXU Gas to the Company and to address property, insurance and other matters.

A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Transitional Services and Access Agreements

On October 1, 2004, the Company entered into transitional services agreements with TXU Gas and some of its affiliates to provide to the Company call center, meter reading, customer billing, collections, information reporting, software, accounting, treasury, administrative and other services traditionally provided to TXU Gas. The initial term of each of these agreements is 12 months from closing. Any particular service may be terminated during the initial term on 90 days’ notice, except for services provided under the Company’s agreement with TXU Gas, which may not be terminated during the initial term except for cause. After the initial term, all of the service agreements continue on a month to month basis until canceled by either party with at least 30 days’ prior written notice. In addition, the Company has an option to extend its agreement with TXU Business Services with respect to certain services for a period of six months beyond the initial term, so long as it exercises such option at least 120 days before the expiration of the initial term. The agreements require the Company to pay the service providers’ costs for the services.

Also, on October 1, 2004, the Company entered into a transitional access agreement with TXU Gas and some of its affiliates in order to allow the parties the same level of access to certain properties, facilities, software applications and other items that they were provided prior to the closing. The initial term of this agreement is also 12 months from the closing, and month to month thereafter until canceled by either party with at least 30 days’ prior written notice.

Copies of the transitional services agreements are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the agreements.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2004, the Company completed the acquisition (the “TXU Gas Acquisition”) of the natural gas distribution and pipeline operations of TXU Gas (the “Acquired TXU Gas Operations”) pursuant to the terms and conditions of the Merger Agreement, as amended by the Amendment. The TXU Gas Acquisition was structured as a merger (the “Merger”) between LSG and TXU Gas, with both LSG and TXU Gas as surviving entities. The TXU Gas Acquisition will be treated as an asset acquisition for accounting purposes. Immediately following the Merger, LSG was merged into the Company. The Acquired TXU Gas Operations now constitute a new division of the Company.

The Acquired TXU Gas Operations are regulated businesses engaged in the purchase, transmission, storage, distribution and sale of natural gas in the north-central, eastern and western parts of Texas. The Acquired TXU Gas Operations provide gas distribution service through 26,431 miles of distribution mains and distribute and sell natural gas to approximately 1.5 million residential and business customers in approximately 550 cities and towns, including the 11-county Dallas/Fort Worth metropolitan area.

The Acquired TXU Gas Operations include interconnected natural gas transmission lines, five underground storage reservoirs (including a salt dome facility), a partial interest in a sixth underground storage reservoir, 20 compressor stations and related properties, all within Texas. The Acquired TXU Gas Operations also include a system consisting of 6,162 miles of transmission and gathering lines.

Upon the closing of the Merger, the Company added approximately 1,350 employees who, prior to the Merger, were employees of TXU Gas or involved in the Acquired TXU Gas Operations. The initial positions and base salaries of the transitioned employees are comparable to the positions and base salaries held by them immediately prior to the Merger, and the Company has agreed that the employees’ base salaries will not be reduced for at least one year after the Merger. The other terms of employment and employee benefit plans applicable for the transitioned employees are generally comparable to the Company’s similarly situated non-union gas utility employees. Although the Company did not assume the existing employee benefit liabilities or plans of TXU Gas, it has agreed to give the transitioned employees credit for years of TXU Gas service for specified purposes under its benefit plans.

The purchase price, excluding transaction costs, for the TXU Gas Acquisition was approximately $1.905 billion after making certain adjustments pursuant to the Merger Agreement, which the Company paid in cash. TXU Gas provided for the payment or redeemed all of its indebtedness and its preferred stock prior to the Merger and retained and agreed to pay certain other liabilities under the terms of the Merger Agreement, as amended by the Amendment. The purchase price is subject to further adjustment after closing for the actual amount of working capital acquired by the Company and other specified matters; however, the Company does not anticipate that any such further adjustment will be material.

The Company initially financed the transaction with the net proceeds of its July 2004 sale of 9,939,393 shares of its common stock and the issuance at the time of the Merger of $1.7 billion of commercial paper. The commercial paper is backstopped by a $1.7 billion 364-day Revolving Credit Agreement (the “Bridge Financing Facility”), dated as of September 24, 2004, by and among the Company, Bank One, NA, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent and Lead Arranger and Book Runner, Bank of America, N.A. and Suntrust Bank, as Co-Documentation Agents, and a syndicate of nine banks identified therein. The Bridge Financing Facility was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2004.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2004, the Company issued $1.7 billion of commercial paper, backstopped by the Bridge Financing Facility, to finance a portion of the TXU Gas Acquisition. The commercial paper has a weighted average interest rate of 2.46% and has maturities ranging from three to 12 months.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of TXU Gas Company and its subsidiaries as of December 31, 2003 and 2002 and for the three years ended December 31, 2003 were previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2004.

The unaudited condensed consolidated financial statements of TXU Gas Company and its subsidiaries as of June 30, 2004 and for the three and six-month periods ended June 30, 2004 and 2003 were previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2004.

(b) Pro Forma Financial Information

The Company will file by amendment to this report the required pro forma financial information within 71 days of the date of this report.

(c) Exhibits

2.1	Amendment No. 1 to Merger Agreement, dated as of September 30, 2004, by and between LSG Acquisition Corporation and TXU Gas Company LP (schedules containing detailed descriptions of all assets acquired and other miscellaneous information and exhibits A and C-2 are omitted, to be supplementally furnished to the Commission upon request; exhibits B-1, B-2, B-3 and B-4 containing conformed signatures are filed herein as exhibits 10.1, 10.2, 10.3 and 10.4, respectively)

10.1	Transitional Services Agreement, dated as of October 1, 2004, by and between Atmos Energy Corporation and TXU Gas Company LP

10.2	Transitional Services Agreement, dated as of October 1, 2004, by and between Atmos Energy Corporation, Oncor Utility Solutions (Texas) Company and TXU Electric Delivery Company

10.3	Transitional Services Agreement, dated as of October 1, 2004, by and between Atmos Energy Corporation and TXU Business Services Company (Exhibit A to Schedule 2 containing listing of employee credit and procurement cards is omitted, to be supplementally furnished to the Commission upon request)

10.4	Transitional Access Agreement, dated as of October 1, 2004, by and among Atmos Energy Corporation and TXU Energy Retail Company LP, TXU Business Services Company, TXU Properties Company and TXU Electric Delivery Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: October 6, 2004	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment No. 1 to Merger Agreement, dated as of September 30, 2004, by and between LSG Acquisition Corporation and TXU Gas Company LP (schedules containing detailed descriptions of all assets acquired and other miscellaneous information as well as exhibits A and C-2 are omitted, to be supplementally furnished to the Commission upon request; exhibits B-1, B-2, B-3 and B-4 containing conformed signatures are filed herein as exhibits 10.1, 10.2, 10.3 and 10.4, respectively)

10.1	Transitional Services Agreement, dated as of October 1, 2004, by and between Atmos Energy Corporation and TXU Gas Company LP

10.2	Transitional Services Agreement, dated as of October 1, 2004, by and between Atmos Energy Corporation, Oncor Utility Solutions (Texas) Company and TXU Electric Delivery Company

10.3	Transitional Services Agreement, dated as of October 1, 2004, by and between Atmos Energy Corporation and TXU Business Services Company (Exhibit A to Schedule 2 containing listing of employee credit and procurement cards is omitted, to be supplementally furnished to the Commission upon request)

10.4	Transitional Access Agreement, dated as of October 1, 2004, by and among Atmos Energy Corporation and TXU Energy Retail Company LP, TXU Business Services Company, TXU Properties Company and TXU Electric Delivery Company